SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

	Filed by the Registrant	(X)

	Filed by a Party other than the Registrant	( )

Check the appropriate box:

(X)	Preliminary Proxy Statement	( )	Confidential, for Use of the Commission Only (as

( )	Definitive Proxy Statement		permitted by Rule 14c-6(e)(2)

( )	Definitive Additional Materials

( )	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

USLICO SERIES FUND

(Name of Registrant as Specified in Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)	No fee required.

( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

( )	Fee paid with preliminary materials.

( )	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date File

USLICO Series Fund

7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-992-0180

__________ __, 2001

Dear Shareholder:

      Your Board of Trustees has called a Special Meeting (the “Meeting”) of Shareholders of the Stock, Money Market, Bond and Asset Allocation Portfolios of the USLICO Series Fund (the “Fund”) scheduled to be held at _:__ [a.m./p.m.], local time, on __________ __, 2001 at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258.

      At the Meeting, you will be asked to approve a new advisory contract between the Fund and ING Pilgrim Investments, LLC, an affiliate of the Fund’s current adviser, and to ratify the selection of KPMG LLP as the Fund’s independent accountants for the fiscal year 2001.

      After careful consideration, the Board of Trustees of the Fund unanimously approved each of the proposals and recommends that shareholders vote “FOR” each proposal.

      Your vote is important regardless of the number of shares you own. To avoid the added cost of follow-up solicitations and possible adjournments, please take a few minutes to read the proxy statement and cast your vote. It is important that your vote be received by no later than __________ __, 2001.

      We appreciate your participation and prompt response in this matter and thank you for your continued support.

Sincerely,

JAMES M. HENNESSY Chief Executive Officer and President

USLICO Series Fund

7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-992-0180

Notice of Special Meeting of Shareholders to be Held on __________ __, 2001

To the Shareholders:

      A Special Meeting (the “Meeting”) of Shareholders of the Stock, Money Market, Bond, and Asset Allocation Portfolios of USLICO Series Fund (the “Fund”) will be held on __________ __, 2001 at _:__ [a.m./p.m.] local time, at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 for the following purposes:

1. To approve a new Investment Management Agreement between the Fund and ING Pilgrim Investments, LLC, an affiliate of the Fund’s current adviser, with no change in the advisory fees payable to the new adviser;

2. To ratify the selection of KPMG LLP as independent accountants of the Fund for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the Meeting of Shareholders or any adjournments thereof.

      Shareholders of record at the close of business on __________ __, 2001 are entitled to notice of, and to vote at, the Meeting. Your attention is called to the accompanying Proxy Statement. Regardless of whether you plan to attend the Meeting, PLEASE COMPLETE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD so that a quorum will be present and a maximum number of shares may be voted. If you are present at the Meeting, you may change your vote, if desired, at that time.

By Order of the Board of Trustees,

KIMBERLY A. ANDERSON Vice President and Secretary Dated: __________ __, 2001

USLICO Series Fund

7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-992-0180

PROXY STATEMENT

Special Meeting of Shareholders
to be held on __________ __, 2001

      A Special Meeting (the “Meeting”) of Shareholders of the Stock, Money Market, Bond, and Asset Allocation Portfolios (the “Portfolios”) of USLICO Series Fund (the “Fund”) will be held on __________ __, 2001 at _:__ [a.m./p.m.], local time, at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 for the following purposes:

1.	To approve a new Investment Management Agreement between the Fund and ING Pilgrim Investments, LLC, an affiliate of the Fund’s current adviser, with no change in the advisory fees payable to the new adviser;

2.	To ratify the selection of KPMG LLP as independent accountants of the Fund for the fiscal year ending December 31, 2001; and

3.	To transact such other business as may properly come before the Meeting of Shareholders or any adjournments thereof.

SOLICITATION OF PROXIES

      Solicitation of proxies is being made primarily by the mailing of this Notice and Proxy Statement with its enclosures on or about __________ __, 2001.

      The owners of variable annuity and variable life products (“Variable Contract Owners”) who have “Voting Rights” as described later in this proxy may revoke the accompanying proxy at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any Variable Contract Owner who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given. The persons named in the accompanying proxy will vote as directed by the proxy, but in the absence of voting directions in any proxy that is signed and returned, they intend to vote “FOR” each of the proposals and may vote in their discretion with respect to other matters not now known to the Board of the Fund that may be presented at the Meeting.

REPORTS TO SHAREHOLDERS

      The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report on request. Requests for such reports should be directed to USLICO Series

Fund, c/o ING Pilgrim Investments, LLC (“ING Pilgrim Investments”), 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 or 1-800-992-0180.

PROPOSAL NO. 1
APPROVAL OF INVESTMENT MANAGEMENT AGREEMENT

      Shareholders of the Fund are being asked to approve a new Investment Management Agreement (the “New Agreement”) between the Fund and ING Pilgrim Investments.

      Currently, ReliaStar Investment Research, Inc. (“RIRI”) serves as the investment adviser to the Fund’s four Portfolios and is responsible for the day-to-day management of the Money Market and Bond Portfolios and the non-equity portion of the Asset Allocation Portfolio. An affiliate of RIRI, ING Pilgrim Investments, has entered into a sub-advisory agreement with RIRI and the Fund under which ING Pilgrim Investments provides advisory services to the Stock Portfolio and the equity portion of the Asset Allocation Portfolio of the Fund, and is responsible for the day-to-day management of these assets. RIRI and ING Pilgrim Investments are wholly-owned subsidiaries of ReliaStar Financial Corp. (“ReliaStar”), which is a wholly-owned subsidiary of ING Groep N.V. (“ING Group”). In addition, the portfolio managers of the Bond Portfolio and the Money Market Portfolio, and the non-equity portions of the Asset Allocation Portfolio, are dual employees of both RIRI and ING Pilgrim Investments.

      In September 2000, ING Group acquired ReliaStar, the indirect parent company of RIRI and ING Pilgrim Investments. As a result of this acquisition and in connection with the subsequent restructuring of various subsidiaries of ReliaStar, the directors of ING Group have proposed to dissolve RIRI. The Board of Trustees of the Fund is therefore seeking shareholder approval for ING Pilgrim Investments to serve as investment adviser to the Portfolios. Accordingly, the New Agreement between ING Pilgrim Investments and the Fund is proposed for approval by shareholders of the Portfolios. A Form of the New Agreement is attached as Appendix A to this proxy statement.

      The terms of the New Agreement are the same in most material respects as the terms of the Current Agreement, except under the terms of the New Agreement, the Fund is required to indemnify ING Pilgrim Investments from and against any losses to the Fund or its shareholders for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the New Agreement. The Current Agreement was last approved by the Fund’s Board of Trustees, including a majority of the Trustees who were not parties to the Current Agreement or interested persons of such parties, at a Meeting of the Board of Trustees held on June 13, 2000. The shareholders of the Portfolios last approved the Current Agreement on August 18, 2000.

      At the January 16, 2001 meeting of the Board of Trustees, the New Agreement was approved unanimously by the Board of Trustees, including all of the Trustees who are not interested parties to the New Agreement or interested persons of such parties. The New

Agreement as approved by the Board of Trustees is submitted for approval by the shareholders of the Portfolios.

      If the New Agreement is approved by shareholders, it will take effect immediately on __________. The New Agreement will remain in effect for two years from the date it takes effect, and, unless earlier terminated, will continue from year to year thereafter, provided that each such continuance is approved annually with respect to the Fund (i) by the Fund’s Board of Trustees or by the vote of a majority of the outstanding voting securities of the Portfolios, and, in either case, (ii) by a majority of the Fund’s Trustees who are not parties to the New Agreement or “interested persons” of any such party (other than as Trustees of the Fund).

      If the shareholders of the Fund should fail to approve the New Agreement pertaining to the Fund, the Trustees of the Fund will meet to consider alternative courses of action.

The Terms of the New Agreement

      The terms of the New Agreement will be the same in most material respects as that of the Current Agreement, except under the terms of the New Agreement, the Fund is required to indemnify ING Pilgrim Investments from and against any losses to the Fund or its shareholders for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the New Agreement. The New Agreement requires ING Pilgrim Investments to provide, subject to the supervision of the Board of Trustees, investment advice and investment services to the Portfolios and to furnish advice and recommendations with respect to investment of the Portfolios’ assets and the purchase or sale of portfolio securities. ING Pilgrim Investments will also provide investment research and analysis.

      There will be no increase in advisory fees for any of the Portfolios. The Current Agreement provides that each Portfolio pays RIRI for its services under the Agreement a fee at an annual rate not to exceed 0.50% of the first $100 million of the average daily net assets of the Portfolio, and 0.45% of the average daily net assets of the Portfolio in excess of $100 million. The variable life insurance policies for which the Portfolios serve as investment vehicles provide as a contractual requirement that each Portfolio’s investment advisory fees cannot exceed on an annual basis 0.25% of the Portfolio’s average daily net assets. Each Portfolio’s investment advisory fees in excess of 0.25% of the Portfolio’s average daily net assets are paid by ReliaStar Life Insurance Company (“RL”) and ReliaStar Life Insurance Company of New York (“RLNY”). For the fiscal year ended December 31, 2000, the Portfolios paid RIRI the following management fees: Stock Portfolio —$166,612; Money Market Portfolio —$31,012; Bond Portfolio —$14,220; and Asset Allocation Portfolio - $89,822. Pursuant to the contractual fee reimbursement provision, RL reimbursed the Portfolios for management fees in the following amounts: Stock Portfolio —$83,272; Money Market Portfolio —$15,506; Bond Portfolio —$7,110; and Asset Allocation Portfolio —$44,911.

      Like the Current Agreement with RIRI, the New Agreement provides that ING Pilgrim Investments is not subject to liability to the Fund or its shareholders for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the New Agreement.

      Like the Current Agreement with RIRI, the New Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of the Fund’s Board of Trustees on 60 days’ written notice to ING Pilgrim Investments or by ING Pilgrim Investments on 60 days’ written notice to the Fund. The New Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act).

Information About ING Pilgrim Investments

      Organized in December 1994, ING Pilgrim Investments is registered as an investment adviser with the Securities and Exchange Commission. As of September 30, 2000, ING Pilgrim Investments managed over $20.7 billion in assets. ING Pilgrim Investments and RIRI are both indirect, wholly-owned subsidiaries of ReliaStar, which is an indirect wholly-owned subsidiary of ING Group. ING Group is a global financial institution active in the field of insurance, banking, and asset management in more than 65 countries, with almost 100,000 employees.

      ING Pilgrim Investments’ principal address in 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258. For a list of directors and the principal executive officers of ING Pilgrim Investments and a list of other investment companies managed by ING Pilgrim Investments with investment objectives similar to the Fund’s four Portfolios, see Appendix B.

Recommendation of Trustees

      In determining whether or not it was appropriate to approve the New Agreement and to recommend approval to shareholders, the Board of Trustees, including the Trustees who are not interested persons of ING Pilgrim Investments, considered various materials and representations provided by ING Pilgrim Investments. The Independent Trustees were advised by independent legal counsel with respect to these matters.

      Information considered by the Trustees included, among other things, the following: (1) the personnel, operations and financial condition, and investment management capabilities, methodologies, and performance of ING Pilgrim Investments; (2) the nature and quality of the services rendered by ING Pilgrim Investments as sub-adviser to the Stock Portfolio and the equity portion of the Asset Allocation Portfolio; (3) the results achieved by ING Pilgrim Investments as sub-adviser to the Stock Portfolio and the equity portion of the Asset Allocation Portfolio; (4) ING Pilgrim Investments’ representation that the same persons currently responsible for management of the Portfolios are expected to continue to manage the Portfolios; (5) that the compensation to be received by ING Pilgrim Investments under the New Agreement is the same as the compensation paid to RIRI under the Current Agreement; and (6) the commonality of the terms and provisions of the New Agreement and the Current Agreement.

      Based upon its review, the Board determined that, by approving the New Agreement, the Portfolios can best be assured that investment advisory services will be provided without interruption. The Board also determined that the New Agreement is in the best interests of each Portfolio and its shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board of Trustees unanimously approved the New Agreement and voted to recommend its approval by the each Portfolio’s shareholders.

Vote Required

      Shareholders of each Portfolio must separately approve the New Agreement with respect to that Portfolio. Approval of this Proposal No. 1 by a Portfolio requires an affirmative vote of the lesser of (i) 67% or more of the shares of the Portfolio present at the Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Portfolio.

The Board of Trustees of the Fund, including a majority of the Independent
Trustees, recommends that you vote “FOR” this Proposal No. 1.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      Shareholders of the Fund are being asked to ratify the selection of the accounting firm of KPMG LLP (“KPMG”) to act as the independent auditors for the Fund for the fiscal year ending December 31, 2001.

      At the meeting of the Board held on February 26, 2001, the Board of Trustees of the Fund, including a majority of Trustees who are not “interested persons” as defined in the Investment Company Act, as well as the Trustees who were members of the Audit Committee, selected KPMG to act as the independent auditors for the fiscal year ending December 31, 2001.

      KPMG has served as independent auditors for the Fund with respect to its financial statements for the fiscal year ending December 31, 2000. The financial statements for the fiscal year ending December 31, 1999 were audited by Deloitte & Touche LLP (“Deloitte & Touche”). The Board of Trustees considered the services of Deloitte & Touche to have been satisfactory. The change of independent auditors was motivated by the appointment of Northstar Investment Management Corp. (which subsequently merged into ING Pilgrim Investments) as sub-adviser to certain of the Portfolios. The Board selected KPMG after concluding that the Portfolios would benefit from the qualifications of and services provided by KPMG.

      Deloitte & Touche’s report on the financial statements for the fiscal year ended December 31, 1999 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 1999, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of that firm, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

      KPMG has advised the Fund that it is an independent auditing firm and has no direct financial or material direct financial interest in the Fund. Representatives of KPMG are not expected to be at the Meeting but have been given the opportunity to make a statement if they wish, and will be available telephonically should any matter arise requiring their participation.

Vote Required

      Ratification of the selection of KPMG as independent accountants for the Fund requires an affirmative vote of at least a majority of the shares of the Fund present, in person or by proxy.

      The Board of Trustees, including a majority of the Independent Trustees, recommends that you vote “FOR” this Proposal No. 2.

GENERAL INFORMATION

Other Matters to Come Before the Meeting

      Management of the Fund does not know of any matters to be presented at the Meeting other than those described in this Proxy Statement. If other business should properly come before the Meeting, the proxy holders will vote thereon in accordance with their best judgment.

Voting Rights

      Shares of the Portfolios were sold only to separate accounts of insurance companies (“Separate Accounts”) and were used to fund variable life insurance policies (“Variable Contracts”). The Variable Contracts were offered by RL and RLNY (the “Affiliated Insurance Companies”).

      In accordance with current law, the Affiliated Insurance Companies will request voting instructions from the owners of the Variable Contracts (“Variable Contract Owners”) and will vote shares or other voting interests in the Separate Account in proportion to the voting instructions received. Each Affiliated Insurance Company is required to vote shares of the Portfolio held by its Separate Accounts in accordance with instructions received from Variable Contract Owners. Each Affiliated Insurance Company is also required to vote shares of the Portfolio held in each of their respective Separate Accounts for which no voting instructions have been received in the same proportion as it votes shares held by the Separate Accounts for which it has received instructions. Shares held by an Affiliated Insurance Company in its general account, if any, must be voted in the same proportion as the votes cast with respect to shares held in all of such Company’s Separate Accounts in the aggregate.

      Variable Contract Owners permitted to give instructions to the Portfolio and the number of shares for which such instructions may be given for purposes of voting at the Meeting, and any adjournment thereof, will be determined as of the record date. In connection with the solicitation of such instructions from Variable Contract Owners, it is expected that the Affiliated Insurance Companies will furnish a copy of this Proxy Statement to Variable Contract Owners.

      __________ __, 2001 has been chosen as the record date to determine shareholders and Variable Contract Owners entitled to notice of, and to vote at, the Meeting. Each share of each Portfolio is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. At the close of business on __________ __, 2001 (“Record Date”) there were the following shares of the Portfolios outstanding: Stock —__________; Money Market - __________; Bond —__________; and Asset Allocation —__________.

      The shareholders of thirty percent of the outstanding shares of each Portfolio present in person or by proxy shall constitute a quorum for the transaction of business at the Meeting. In the event that a quorum is not obtained, or if a quorum is present at the Meeting but sufficient votes to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR the proposals in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposals against any such adjournment. A shareholder vote may be taken on the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received for approval.

      To the knowledge of the Fund, the Trustees and officers of the Fund as a group beneficially owned less than 1% of the outstanding shares of the Fund as of __________ __, 2001. ReliaStar, the ultimate parent company of RIRI and ING Pilgrim Investments, directly or through its Affiliated Insurance Companies owns of record 100% of the outstanding shares of the Fund.

Expenses

      RIRI, ING Pilgrim Investments or an affiliate, or ING Group, will pay the expenses of the Fund in connection with this Notice and Proxy Statement and the Meeting, including the printing, mailing, solicitation and vote tabulation expenses, legal fees, and out of pocket expenses. The Fund will not bear the expenses of the Proxy Statement.

Adviser, Sub-Adviser, and Principal Underwriter

      RIRI is located at 100 Washington Avenue, South, Minneapolis, Minnesota 55401, and currently serves as the investment adviser to the Fund. ING Pilgrim Investments is located at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258, and currently serves as sub-adviser to the Stock Portfolio and the equity portion of the Asset Allocation Portfolio.

      Shares of the Fund are distributed through Washington Square Securities, Inc., a wholly-owned subsidiary of ReliaStar, which is the 100% owner of RL and RLNY. The Fund last entered into a distribution agreement with Washington Square Securities, Inc. on September 1, 2000. Washington Square Securities, Inc., a registered broker-dealer under the Securities Act of 1934, as amended, and member of the National Association of Securities Dealers, Inc., receives no remuneration from the Fund for distributing shares of the Portfolios. Its address is 111 Washington Ave. S., Minneapolis, MN 55401.

Executive Officers of the Fund

      Officers of the Fund are elected by the Board and hold office until they resign, are removed or are otherwise disqualified to serve. The principal executive officers of the Fund, together with such person’s position with the Fund and principal occupation for the last five years, are listed on Appendix C attached hereto.

Shareholder Proposals

      The Fund is not required to hold annual meetings of shareholders and currently does not intend to hold such a meeting unless shareholder action is required in accordance with the 1940 Act. A shareholder proposal to be considered for inclusion in the proxy statement at any subsequent meeting of shareholders must be submitted at a reasonable time before the proxy statement for that meeting is mailed. Whether a proposal is submitted in the proxy statement will be determined in accordance with applicable federal and state laws.

      Prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

KIMBERLY A. ANDERSON Secretary

__________ __, 2001
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258
1-800-992-0180

APPENDICES

Appendix A	Form of Investment Management Agreement between ING Pilgrim Investments, LLC and the USLICO Series Fund.

Appendix B	Directors and Principal Executive Officers of Pilgrim Investments, LLC and Other Investment Companies Advised by ING Pilgrim Investments

Appendix C	Principal Executive Officers of the USLICO Series Fund

APPENDIX A

Form of Investment Management Agreement for USLICO Series Fund

INVESTMENT MANAGEMENT AGREEMENT

      AGREEMENT made this ____ day of ____, 2001 between USLICO Series Fund (the “Fund”), a Massachusetts business trust, and ING Pilgrim Investments, LLC (the “Manager”), a Delaware corporation (the “Agreement”).

      WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

      WHEREAS, the Fund is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund may offer shares of additional series in the future;

      WHEREAS, the Fund desires to avail itself of the services of the Manager for the provision of advisory and management services for the Fund; and

WHEREAS, the Manager is willing to render such services to the Fund;

      NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

      1. Appointment. The Fund hereby appoints the Manager, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide advisory, management, and other services, as described herein, with respect to each series of the Fund (individually and collectively referred to herein as “Series”). The Manager accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

      In the event the Fund establishes and designates additional series with respect to which it desires to retain the Manager to render advisory services hereunder, it shall notify the Manager in writing. If the Manager is willing to render such services, it shall notify the Fund in writing, whereupon such additional series shall become a Series hereunder.

      2. Services of the Manager. The Manager represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 and will maintain such registration for so long as required by applicable law. Subject to the general supervision of the Board of Trustees of the Fund, the Manager shall provide the following advisory, management, and other services with respect to the Series:

      (a) Provide general investment advice and guidance with respect to the Series and provide advice and guidance to the Fund’s Trustees, and oversee the management of the investments of the Series and the composition of each Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with each Series’ investment objective or objectives and policies as stated in the Fund’s current registration statement, which management may be provided by others selected by the Manager and approved by the Board of Trustees as provided below or directly by the Manager as provided in Section 3 of this Agreement;

      (b) In the event that the Manager wishes to select others to render investment management services, the Manager shall analyze, select and recommend for consideration and approval by the Fund’s Board of Trustees investment advisory firms (however organized) to provide investment advice to one or more of the Series, and, at the expense of the Manager, engage (which engagement may also be by the Fund) such investment advisory firms to render investment advice and manage the investments of such Series and the composition of each such Series’ portfolio of securities and investments, including cash, and the purchase, retention and disposition thereof, in accordance with the Series’ investment objective or objectives and policies as stated in the Fund’s current registration statement (any such firms approved by the Board of Trustees and engaged by the Fund and/or the Manager with respect to the Series are referred to herein as “Sub-Advisers”);

      (c) Periodically monitor and evaluate the performance of the Sub-Advisers with respect to the investment objectives and policies of the Series;

      (d) Monitor the Sub-Advisers for compliance with the investment objective or objectives, policies and restrictions of each Series, the 1940 Act, Subchapter M of the Internal Revenue Code, and if applicable, regulations under such provisions, and other applicable law;

      (e) If appropriate, analyze and recommend for consideration by the Fund’s Board of Trustees termination of a contract with a Sub-Adviser under which the Sub-Adviser provides investment advisory services to one or more of the Series;

      (f) Supervise Sub-Advisers with respect to the services that such Sub-Advisers provide under respective portfolio management agreements (“Sub-Adviser Agreements”);

      (g) Render to the Board of Trustees of the Fund such periodic and special reports as the Board may reasonably request; and

      (h) Make available its officers and employees to the Board of Trustees and officers of the Fund for consultation and discussions regarding the administration and management of the Series and services provided to the Fund under this Agreement.

      3. Investment Management Authority. In the event the Manager wishes to render investment management services directly to a Series, then with respect to any such Series, the Manager, subject to the supervision of the Fund’s Board of Trustees, will provide a continuous investment program for the Series’ portfolio and determine the composition of the assets of the Series’ portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series’ assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, offered to the public, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest, and the Manager is hereby authorized to execute and perform such services on behalf of the Series. To the extent permitted by the investment policies of the Series, the Manager shall make decisions for the Series as to foreign currency matters and make determinations as to, and execute and perform, foreign currency exchange contracts on behalf of the Series. The Manager will provide the services under this Agreement in accordance with the Series’ investment objective or objectives, policies, and restrictions as stated in the Fund’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), as amended. Furthermore:

      (a) The Manager will manage the Series so that each will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. In managing the Series in accordance with these requirements, the Manager shall be entitled to receive and act upon advice of counsel to the Fund or counsel to the Manager.

      (b) The Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund’s Board of Trustees, and the provisions of the Registration Statement of the Fund under the Securities Act of 1933 and the 1940 Act, as supplemented or amended.

      (c) On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Series as well as any other investment advisory clients, the Manager may, to the extent permitted by applicable laws and regulations and any applicable procedures adopted by the Fund’s Board of Trustees, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in a manner that is fair and equitable in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

      (d) In connection with the purchase and sale of securities of the Series, the Manager will arrange for the transmission to the custodian for the Fund on a daily basis, of such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Manager will arrange for the prompt transmission of the confirmation of such trades to the Fund’s custodian.

      (e) The Manager will assist the custodian or portfolio accounting agent for the Fund in determining, consistent with the procedures and policies stated in the Registration Statement for the Fund and any applicable procedures adopted by the Fund’s Board of Trustees, the value of any portfolio securities or other assets of the Series for which the custodian or portfolio accounting agent seeks assistance or review from the Manager.

      (f) The Manager will make available to the Fund, promptly upon request, any of the Series’ or the Managers’ investment records and ledgers as are necessary to assist the Fund to comply with requirements of the 1940 Act, as well as other applicable laws. The Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

      (g) The Manager will regularly report to the Fund’s Board of Trustees on the investment program for the Series and the issuers and securities represented in the Series’ portfolio, and will furnish the Fund’s Board of Trustees with respect to the Series such periodic and special reports as the Trustees may reasonably request.

      (h) In connection with its responsibilities under this Section 3, the Manager is responsible for decisions to buy and sell securities and other investments for the Series’ portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Manager’s primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the Prospectus and/or Statement of Additional Information for the Fund, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, execution capabilities and operational facilities of the firms involved, and the firm’s risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Manager in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Series and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-2(T) thereunder, the Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material or other services to the Series, the Manager or an affiliate of the Manager. Such allocation shall be in such amounts and proportions as the Manager shall determine consistent with the above standards, and the Manager will report on said allocation regularly to the Board of Trustees of the Fund indicating the broker-dealers to which such allocations have been made and the basis therefor.

      4. Conformity with Applicable Law. The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Fund and with the instructions and directions of the Board of Trustees of the Fund and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

      5. Exclusivity. The services of the Manager to the Fund under this Agreement are not to be deemed exclusive, and the Manager, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

      6. Documents. The Fund has delivered properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

      (a) certified resolution of the Board of Trustees of the Fund authorizing the appointment of the Manager and approving the form of this Agreement;

      (b) the Registration Statement as filed with the SEC and any amendments thereto; and

      (c) exhibits, powers of attorney, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.

      7. Records. The Fund agrees to maintain and to preserve for the periods prescribed under the 1940 Act any such records as are required to be maintained by the Fund with respect to the Series by the 1940 Act. The Manager further agrees that all records of the Series are the property of the Fund and, to the extent held by the Manager, it will promptly surrender any of such records upon request.

      8. Expenses. During the term of this Agreement, the Manager will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Fund under this Agreement and such expenses as are assumed by a Sub-Adviser under its Sub-Adviser Agreement. The Manager further agrees to pay all fees payable to the Sub-Advisers, executive salaries and expenses of the Trustees of the Fund who are employees of the Manager or its affiliates, and office rent of the Fund. The Fund shall be responsible for all of the other expenses of its operations, including, without limitation, the management fee payable hereunder; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; the expense of obtaining quotations for calculating each Fund’s net asset value; taxes, if any, and the preparation of the Fund’s tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Fund under federal and state laws and regulations (including the salary of employees of the Manager engaged in the registering and qualifying of shares of the Fund under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); salaries of personnel involved in placing orders for the execution of the Fund’s portfolio transactions; expenses of disposition or offering any of the portfolio securities held by a Series; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and Trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Fund who are not employees of the Manager or any Sub-Adviser, or their affiliates; trade association dues; insurance premiums; extraordinary expenses such as litigation expenses. To the extent the Manager incurs any costs or performs any services which are an obligation of the Fund, as set forth herein, the Fund shall promptly reimburse the Manager for such costs and expenses. To the extent the services for which the Fund is obligated to pay are performed by the Manager, the Manager shall be entitled to recover from the Fund only to the extent of its costs for such services.

      9. Compensation. For the services provided by the Manager to each Series pursuant to this Agreement, the Fund will pay to the Manager an annual fee equal to the amount specified for such Series in Schedule A hereto, payable monthly in arrears. Payment of the above fees shall be in addition to any amount paid to the Manager for the salary of its employees for performing services which are an obligation of the Fund as provided in Section 8. The fee will be appropriately pro-rated to reflect any portion of a calendar month that this Agreement is not in effect between us.

      10. Liability of the Manager. The Manager may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, Trustees, employees, or agents shall be subject to, and the Fund will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Manager nor its stockholders, officers, Trustees, employees, or agents shall be subject to, and the Fund will indemnify such persons from and against, any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission by a Sub-Adviser or any of the Sub-Adviser’s stockholders or partners, officers, Trustees, employees, or agents connected with or arising out of any services rendered under a Sub-Adviser Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Manager’s duties under this Agreement, or by reason of reckless disregard of the Manager’s obligations and duties under this Agreement. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Fund.

      11. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Fund’s Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Manager, and the shareholders of each Series, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually (i) by the vote of a majority of the Board of Trustees of the Fund, or (ii) by vote of a majority of the outstanding voting shares of the Series (as defined in the 1940 Act), and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of the Fund or the Manager, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be amended in any material respect without a majority vote of the outstanding voting shares (as defined in the 1940 Act).

      However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. This Agreement may be terminated by the Fund at any time, in its entirety or with respect to a Series, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting shares of the Fund, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days’ written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on sixty (60) days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its “assignment” as described in the 1940 Act.

      12. Use of Name. It is understood that the name “ING Pilgrim Investments, LLC” or any derivative thereof (including the name “ING Pilgrim”) or logo associated with that name is the valuable property of the Manager and its affiliates, and that the Fund and/or the Series have the right to use such name (or derivative or logo) only so long as this Agreement shall continue with respect to such Fund and/or Series. Upon termination of this Agreement, the Fund (or Series) shall forthwith cease to use such name (or derivative or logo) and, in the case of the Fund, shall promptly amend its Articles of Incorporation to change its name (if such name is included therein).

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

      14. Applicable Law.

      (a) This Agreement shall be governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

      (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

      (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

USLICO SERIES FUND

By:

Title

ING PILGRIM INVESTMENTS, LLC

By:

Title

Schedule A

Series	Annual Investment Management Fee

Stock Portfolio, Money Market Portfolio, Bond Portfolio and Asset Allocation Portfolio	0.50% of the first $100 million of the Portfolio’s average daily net assets, and 0.45% of the Portfolio’s average daily net assets in excess of $100 million.

APPENDIX B

      I. Directors and Principal Executive Officers of ING Pilgrim Investments, LLC

      Set forth below is the name and principal occupation of the principal executive officer and each director of ING Pilgrim Investments, LLC. The business address of each such person is 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258.

Principal Occupation
	Position with ING	during the Last Five
Name and Age	Pilgrim Investments	Years

James M. Hennessy, 51	Director, President, Chief Executive Officer and Chief Operating Officer	Director of ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC, ING Pilgrim Securities, Inc., ING Pilgrim Capital Corporation, LLC, ING Lexington Management Corporation, Lexington Funds Distributor, Inc., Market Systems Research Advisors, Inc., Market Systems Research, Inc., Express America T.C. Corporation, EAMC Liquidation Corp. (since December 2000), President and Chief Executive Officer of ING Pilgrim Investments, LLC, ING Pilgrim Group, LLC, ING Pilgrim Capital Corporation, LLC, ING Lexington Management Corporation, Express America T.C. Corporation, EAMC Liquidation Corp. (since December 2000), President and Chief Executive Officer of each of the Pilgrim Funds (since February 2000), and Chief Operating Officer of each of the Pilgrim Funds (since July 2000). Formerly Senior Executive Vice President (June 2000 – December 2000) and Secretary (April 1995 – December 2000), ING Pilgrim Capital Corporation, LLC, ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC, ING Lexington Management Corporation, Express America T.C. Corporation, EAMC Liquidation Corp.; Senior Executive Vice President (July 2000 – February 2001) and Secretary (April 1995 – February 2001) of each of the Pilgrim Funds; Executive Vice President , Pilgrim Capital Corporation and its affiliates (May 1998 – June 2000) and Senior Vice President, Pilgrim Capital and its affiliates (April 1995 - April 1998).

\

Principal Occupation
	Position with ING	during the Last Five
Name and Age	Pilgrim Investments	Years

Stanley D. Vyner, 50	Executive Vice President and Chief Investment Officer – Fixed Income and International	Executive Vice President and Chief Investment Officer of the Fixed Income and International Pilgrim Funds (since July 1996). Formerly President and Chief Executive Officer (August 1996 - August 2000), ING Pilgrim Investments, LLC.

Mary Lisanti, 44	Executive Vice President and Chief Investment Officer – Domestic Equities	Executive Vice President and Chief Investment Officer of the Domestic Equity Pilgrim Funds (since May 1998). Formerly Portfolio Manager, Strong Capital Management; Managing Director and Head of Small- and Mid-Capitalization Equity Strategies at Bankers Trust Corp. (1993 - 1996).

Michael J. Roland, 42	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer, ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC and ING Pilgrim Securities, Inc. (since June 1998), ING Lexington Management Corporation, Lexington Funds Distributor, Inc., Market Systems Research Advisors, Inc., Market Systems Research, Inc. (since July 2000); Senior Vice President and Principal Financial Officer of each of the Pilgrim Funds. He served in same capacity from January, 1995 - April, 1997. Formerly, Chief Financial Officer of Endeaver Group (April 1997 to June 1998).

Principal Occupation
	Position with ING	during the Last Five
Name and Age	Pilgrim Investments	Years

Robert S. Naka, 42	Senior Vice President	Senior Vice President, ING Pilgrim Investments, LLC (since November 1999); ING Pilgrim Group, LLC (since August 1999); and ING Lexington Management Corporation. Senior Vice President and Assistant Secretary of each of the other Pilgrim Funds. Formerly Vice President, ING Pilgrim Investments, LLC (April 1997 - October 1999), ING Pilgrim Group, LLC (February 1997 - August 1999). Formerly Assistant Vice President, ING Pilgrim Group, LLC (August 1995 - February 1997). Formerly Operations Manager, ING Pilgrim Group, LLC (April 1992 - April 1995).

      II. Other Investment Companies Advised by ING Pilgrim Investments, LLC

      The following is a list of investment companies advised by ING Pilgrim Investments, LLC with investment objectives that are substantially similar to the Stock Portfolio, Money Market Portfolio, Bond Portfolio and Asset Allocation Portfolio:

Stock Portfolio

Pilgrim Growth Opportunities Fund
Pilgrim VP Growth Opportunities Portfolio

Money Market Portfolio

Lexington Money Market Trust

Bond Portfolio

Pilgrim Strategic Income Fund

Asset Allocation Portfolio – Bond

Pilgrim Strategic Income Fund

Asset Allocation Portfolio – Equity

Pilgrim Growth Opportunities Fund
Pilgrim VP Growth Opportunities Portfolio

APPENDIX C

      The following persons currently are principal executive officers of USLICO Series Fund (unless otherwise noted, the mailing address of the officers is 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258):

Principal Occupation
	Position with USLICO	during the Last Five
Name and Age	Series Fund	Years

James M. Hennessy, 51	President, Chief Executive Officer and Chief Operating Officer	Director of ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC, ING Pilgrim Securities, Inc., ING Pilgrim Capital Corporation, LLC, ING Lexington Management Corporation, Lexington Funds Distributor, Inc., Market Systems Research Advisors, Inc., Market Systems Research, Inc., Express America T.C. Corporation, EAMC Liquidation Corp. (since December 2000), President and Chief Executive Officer of ING Pilgrim Investments, LLC, ING Pilgrim Group, LLC, ING Pilgrim Capital Corporation, LLC, ING Lexington Management Corporation, Express America T.C. Corporation, EAMC Liquidation Corp. (since December 2000), President and Chief Executive Officer of each of the Pilgrim Funds (since February 2000), and Chief Operating Officer of each of the Pilgrim Funds (since July 2000). Formerly Senior Executive Vice President (June 2000 – December 2000) and Secretary (April 1995 – December 2000), ING Pilgrim Capital Corporation, LLC, ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC, ING Lexington Management Corporation, Express America T.C. Corporation, EAMC Liquidation Corp.; Senior Executive Vice President (July 2000 – February 2001) and Secretary (April 1995 – February 2001) of each of the Pilgrim Funds; Executive Vice President, Pilgrim Capital Corporation and its affiliates (May 1998 – June 2000) and Senior Vice President, Pilgrim Capital and its affiliates (April 1995 —April 1998).

Principal Occupation
	Position with USLICO	during the Last Five
Name and Age	Series Fund	Years

Stanley D. Vyner, 50	Executive Vice President and Chief Investment Officer – Fixed Income and International	Executive Vice President and Chief Investment Officer of the Fixed Income and International Pilgrim Funds (since July 1996). Formerly President and Chief Executive Officer (August 1996 - August 2000), ING Pilgrim Investments, LLC.

Mary Lisanti, 44	Executive Vice President and Chief Investment Officer – Domestic Equities	Executive Vice President and Chief Investment Officer of the Domestic Equity Pilgrim Funds (since May 1998). Formerly Portfolio Manager, Strong Capital Management; Managing Director and Head of Small- and Mid-Capitalization Equity Strategies at Bankers Trust Corp. (1993 —1996).

Michael J. Roland, 42	Senior Vice President and Chief Financial Officer	Senior Vice President and Chief Financial Officer, ING Pilgrim Group, LLC, ING Pilgrim Investments, LLC and ING Pilgrim Securities, Inc. (since June 1998), ING Lexington Management Corporation, Lexington Funds Distributor, Inc., Market Systems Research Advisors, Inc., Market Systems Research, Inc. (since July 2000); Senior Vice President and Principal Financial Officer of each of the Pilgrim Funds. He served in same capacity from January, 1995 - April, 1997. Formerly, Chief Financial Officer of Endeaver Group (April 1997 to June 1998).

Principal Occupation
	Position with USLICO	during the Last Five
Name and Age	Series Fund	Years

Robert S. Naka, 37	Senior Vice President	Senior Vice President, ING Pilgrim Investments, LLC (since November 1999); ING Pilgrim Group, LLC (since August 1999); and ING Lexington Management Corporation. Senior Vice President and Assistant Secretary of each of the other Pilgrim Funds. Formerly Vice President, ING Pilgrim Investments, LLC (April 1997 - October 1999), ING Pilgrim Group, LLC (February 1997 - August 1999). Formerly Assistant Vice President, ING Pilgrim Group, LLC (August 1995 - February 1997). Formerly Operations Manager, ING Pilgrim Group, LLC (April 1992 —April 1995).

Robyn L. Ichilov, 33	Vice President and Treasurer	Vice President, ING Pilgrim Investments, LLC (since August 1997), Accounting Manager (since November 1995). Vice President and Treasurer of all the other Pilgrim Funds.

Kimberly A. Anderson, 36	Vice President and Secretary	Vice President of ING Pilgrim Group, Inc. (since January 2001) and Vice President and Secretary of each of the Pilgrim Funds (since February 2001). Formerly Assistant Vice President and Assistant Secretary (August 1999 to February 2001) of each of the Pilgrim Funds and of Pilgrim Group, Inc. (November 1999 to January 2001). Ms. Anderson has held various other positions with ING Pilgrim Group, Inc. for more than the last five years.

USLICO SERIES FUND

The undersigned hereby instructs James M. Hennessy or Michael J. Roland (Proxies) to vote the shares held by him at the Special Meeting of Shareholders of the USLICO Series Fund to be held at _;__ [a.m./p.m.], local time, on __________ __, 2001 at 7337 E. Doubletree Ranch Road, Scottsdale, Arizona 85258 and at any adjournment thereof, in the manner directed below with respect to the matters referred to in the Proxy Statement for the Meeting, receipt of which is hereby acknowledged, and in the Proxies’ discretion, upon such other matters as may properly come before the meeting or any adjournment thereof.

Please vote, sign and date this voting instruction and return it in the enclosed envelope.

These voting instructions will be voted as specified. If no specification is made, this voting instruction will be voted FOR all proposals.

To avoid the additional expense of further solicitation, we strongly urge you to review, complete and return your ballot as soon as possible. Your vote is important regardless of the number of shares you own.

Please indicate your vote by an “x” in the appropriate box below.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1(A). To approve a new Investment Management Agreement between the Fund, on behalf of the Stock Portfolio, and ING Pilgrim Investments, LLC	For / /	Against / /	Abstain / /

1(B). To approve a new Investment Management Agreement between the Fund, on behalf of the Money Market Portfolio, and ING Pilgrim Investments, LLC	For / /	Against / /	Abstain / /

1(C). To approve a new Investment Management Agreement between the Fund, on behalf of the Bond Portfolio, and ING Pilgrim Investments, LLC	For / /	Against / /	Abstain / /

1(D). To approve a new Investment Management Agreement between the Fund, on behalf of the Asset Allocation Portfolio, and ING Pilgrim Investments, LLC	For / /	Against / /	Abstain / /

2. To ratify the selection of KPMG LLP as independent accountants of the Fund for the fiscal year ending December 31, 2001.	For / /	Against / /	Abstain / /

3. To transact such other business as may properly come before the Meeting of Shareholders or any adjournments thereof	For / /	Against / /	Abstain / /

This proxy must be signed exactly as your name(s) appears hereon. If as an attorney, executor, guardian or in some representative capacity or as an officer of a corporation, please add titles as such. Joint owners must each sign.

_______________________________ Signature	Date	___________________

_______________________________ Signature (if held jointly)	Date	___________________